                                                                   EXHIBIT 23.06


                         INDEPENDENT AUDITORS' CONSENT

          We consent to the use of our reports dated February 10, 1995 which relates to our audit of the Financial Statements of Ross White Enterprises, Inc. d/b/a "National Computer Distributors" for the three months ended March 31, 1992 as contained in AmeriQuest's Current Report on Form 8-K/A (Amendment No. 6) dated November 14, 1994 and which are incorporated in this Registration Statement by reference and to the reference to our firm under the heading "Experts" in this Registration Statement.


                                                 HANSEN, BARNETT & MAXWELL


  Salt Lake City, Utah

  May 22, 1995